Exhibit 99.3

News Release

Contact:

GSI Commerce, Inc.

Corporate Marketing

610.491.7474

Fax: 610.265.2866

news@gsicommerce.com

GSI Commerce Prices $125 Million Senior Convertible Notes

KING OF PRUSSIA, Pa., June 27, 2007 – GSI Commerce Inc. (Nasdaq: GSIC), a leading provider of e-commerce solutions, today announced the pricing of $125 million principal amount of unsecured 2.5% convertible senior notes due June 1, 2027. This represents an increase of $25 million from the transaction size announced on June 26, 2007. GSI also has granted the initial purchaser of the notes an over-allotment option to purchase up to $25 million aggregate principal amount of additional notes based on the same terms and conditions. GSI expects to use the proceeds for working capital, general corporate purposes and possible acquisitions.

Under certain circumstances, the senior convertible notes will be convertible at an initial conversion rate of 33.3333 shares of GSI Commerce common stock per $1,000 principal amount of the notes, subject to adjustment. This conversion rate is equivalent to an initial conversion price of approximately $30.00 per share. This represents an approximately 23.15% premium to the last reported sale price of GSI’s common stock on the NASDAQ Global Market on June 26, 2007. Upon conversion, bond holders will receive, at GSI’s election, cash, shares of common stock or a combination of cash and shares of common stock.

The new series of senior convertible notes are equal in right of payment with all of GSI’s unsecured, unsubordinated indebtedness, including its 3% convertible notes due 2025, and are effectively or structurally subordinated to any secured indebtedness of GSI and to any indebtedness of its subsidiaries.

This offering is scheduled to close on July 2, 2007, subject to satisfaction of customary closing conditions.

Excluding the proceeds from the potential exercise of the over-allotment option, GSI estimates that the net proceeds from this offering will be approximately $120.7 million after deducting estimated discounts, commissions and expenses.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made by means of a private offering circular. The securities and the shares of GSI Commerce common stock issuable upon conversion of the convertible notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About GSI Commerce®

GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: technology, logistics and customer care, and marketing services. We provide e-commerce solutions for more than 60 partners.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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